UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 18, 2009

SAFEWAY INC.

(Exact name of registrant as specified in its charter)

Delaware	1-00041	94-3019135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5918 Stoneridge Mall Road, Pleasanton, California	94588-3229
(Address of principal executive offices)	(Zip Code)

(925) 467-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2009, the Executive Compensation Committee of the Board of Directors of Safeway Inc. approved updated forms of stock option award agreements for U.S. and Canadian participants under the Safeway Inc. 2007 Equity and Incentive Award Plan (the “2007 Plan”). The prior forms of award agreements provided for option terms of six years. The updated forms of award agreements do not specify an option term, thereby allowing the Executive Compensation Committee to grant options with terms of up to ten years, as permitted under the 2007 Plan.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10(iii).34*	Updated Form of Stock Option Grant Notice and Stock Option Agreement under the Safeway Inc. 2007 Equity and Incentive Award Plan

10(iii).35*	Updated Form of Stock Option Grant Notice–Canadian Participants and Stock Option Agreement–Canadian Participants under the Safeway Inc. 2007 Equity and Incentive Award Plan

*	Management contract, or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFEWAY INC. (Registrant)

Date: February 18, 2009	By:	/s/ Robert A. Gordon
	Name:	Robert A. Gordon
	Title:	Senior Vice President, Secretary & General Counsel

EXHIBIT INDEX

Exhibit No.

10(iii).34*	Updated Form of Stock Option Grant Notice and Stock Option Agreement under the Safeway Inc. 2007 Equity and Incentive Award Plan

10(iii).35*	Updated Form of Stock Option Grant Notice–Canadian Participants and Stock Option Agreement–Canadian Participants under the Safeway Inc. 2007 Equity and Incentive Award Plan

*	Management contract, or compensatory plan or arrangement

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